Exhibit 10.1
July 31, 2015
Mr. Robert F.X. Sillerman
ESFX LLC
902 Broadway
15th Floor
New York, NY 10010
Re:            SFX Entertainment, Inc.
Dear Mr. Sillerman:
Subject to the terms and conditions set forth herein, ESFX LLC (the "Buyer") proposes to purchase from Virtual Point Holdings, LLC ("Seller"), (collectively, the Seller and Buyer are referred herein as the "Parties") 1,152,605 common shares of SFX Entertainment, Inc. (the "Securities") in the manner and subject to the terms and conditions set forth below (the "Transaction").
Purchase Price
The Buyer and Seller agree that the aggregate consideration payable to designated accounts of Seller for the Securities is $5,000,000.00. The Transaction will close as soon as practicable after the full execution of this letter agreement by the Parties, but not later than three business days after the execution of this letter agreement.
Status
Each of Seller and Buyer acknowledge that they each have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Transaction and is consummating the Transaction with a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks. Seller is authorized to sell the Securities in this Transaction and upon completion of the Transaction the Buyer will receive good and marketable title to the Securities, free and clear of any encumbrance, lien, claim, charge, security interest, or other interests. Seller further acknowledges that Robert F.X. Sillerman, the Manager of ESFX, LLC is the Chief Executive Officer of SFX Entertainment, Inc. and Seller has had the opportunity to ask such questions and seek such information as it may deem advisable in connection with its decision.
Reliance
Seller acknowledges and agrees that the Buyer is relying on Seller's representations, warranties and agreements herein as a condition to proceeding with the Transaction. Without such representations, warranties and agreements, the Buyer would not engage in the Transaction.
Buyer acknowledges and agrees that the Seller is relying on Buyer's representations, warranties and agreements herein as a condition to proceeding with the Transaction. Without such representations, warranties and agreements, the Seller would not engage in the Transaction.
Buyer Acknowledgements and Agreements
Buyer acknowledges and agrees as follows:
(i)            Buyer has received and carefully reviewed such information that it and its advisers deem necessary to make its decision to enter into the Transaction.

(ii)            Buyer has made its own decision to consummate the Transaction based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary, prudent or advisable. Buyer has made its own decision concerning the Transaction without reliance on any representation or warranty of, or advice from, the Seller. Neither the Seller nor anyone affiliated with the Seller has made any representations or warranties, express or implied, regarding the Issuer, the Securities or any aspect of the Transaction, except as specifically, and not by implication, set forth in this letter.

(iii)            All current members of Buyer are and all future members of Buyer will be "accredited investors" as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Seller hereby agrees that with prior notice to Buyer (but without prior consent), Buyer may transfer the Securities to any affiliate of Buyer so long as all shareholders, partners, members or other equity holders of such affiliate are and continue to be "accredited investors" as defined in Regulation D promulgated under the Securities Act, and such transferee agrees to be bound by the obligation to enter into a lock-up agreement as required by clause (viii) hereof.

(iv)            The Securities have not been registered under the Securities Act or the securities laws of any state and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and such laws. The Securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and such laws pursuant to registration or exemption therefrom. The Securities will be legended to reflect such restrictions. The Buyer agrees that any transfer of the Securities or interests in the Buyer will be made in compliance with applicable securities laws, including restrictions on the manner of sale.

(v)            Buyer acknowledges that the Securities are being acquired for its own account, for investment purposes only, and not with a view to a distribution. Buyer acknowledges that its ability to rely on the resale safe harbor provided by Rule 144 may be limited.

Seller Acknowledgements and Agreements
(i)            Seller has received and carefully reviewed such information that it and its advisers deem necessary to make its decision to enter into the Transaction.

(ii)            Seller has made its own decision to consummate the Transaction based on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary, prudent or advisable. Seller has made its own decision concerning the Transaction without reliance on any representation or warranty of, or advice from, the Buyer. Neither the Buyer nor anyone affiliated with the Buyer has made any representations or warranties, express or implied, regarding the Issuer, the Securities or any aspect of the Transaction, except as specifically, and not by implication, set forth in this letter.

(iii)            Seller acknowledges and understands that Buyer and its officers and affiliates may possess material non-public information not known to Seller that may impact the value of the Securities (the "Buyer Information"), that Buyer has not disclosed to Seller, including without limitation, (a) information known to Robert F.X. Sillerman or affiliates, (b) information otherwise received from other holders of the Securities on a confidential basis, and (c) information received on a privileged basis from the attorneys and financial advisers representing the Buyer. Seller understands, based on its experience, the disadvantage to which Seller is subject due to the disparity of information between the Buyer and the Seller. Notwithstanding this, Seller has deemed it appropriate to engage in the Transaction.

(iv)            Seller agrees that Buyer and its affiliates, principals, stockholders, partners, employees and agents shall have no liability to Seller or its principals, partners, employees or agents, whatsoever due to or in connection with Buyer's use or non-disclosure of the Buyer Information or otherwise as a result of the Transaction contemplated hereby, and Seller hereby irrevocably waives any claim that it might have based on the failure of the Buyer to disclose the Buyer Information.

Other Agreements of the Parties
(i)            You are the Manager of Buyer and are authorized to execute and deliver this Agreement and all applicable documents and/or instruments required to complete the Transaction.

(ii)            This letter agreement (a) shall constitute the binding agreement of the Parties with respect to the subject matter hereof and shall constitute the entire agreement of the parties with respect to the subject matter hereof, and (b) may be executed by facsimile transmission of executed counterparts, which together shall constitute one and the same agreement. The Transaction shall be subject to the laws of the State of New York, without reference to conflict of laws principles.

Please sign a copy of this letter agreement and return a copy by facsimile and the original by mail to the undersigned.
Very truly yours,
VIRTUAL POINT HOLDINGS, LLC
Robert F.X. Sillerman

By:	/s/ A. Wayne Johnson

Name:	A. Wayne Johnson

Title:	President and Manager

Accepted and agreed to this
31st day of July, 2015
ESFX LLC

By:	/s/ Robert F.X. Sillerman

Name:	Robert F.X. Sillerman

Title:	Manager